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                                                            EXHIBIT 10.1


                              MIDAMERICAN ENERGY COMPANY

                              DEFERRED COMPENSATION PLAN

                                  BOARD OF DIRECTORS


SECTION 1. PURPOSE. The purpose of this Plan is to enable MidAmerican Energy Company to attract and retain qualified and experienced individuals to serve on the Board of Directors of the Company by providing flexibility in the compensation payments to Directors.

SECTION 2.     DEFINITIONS.

(a)  "Common Stock" means shares of common stock of MidAmerican Energy Company.

(b)  "Company" means MidAmerican Energy Company.

(c) "Compensation Committee" means the Compensation Committee established by the Board of Directors of the Company.

(d) "Deferred Compensation" means the amount of Total Cash Compensation not yet earned by a Participant which such Participant elects to defer in any given Plan Year in accordance with the provisions of the Plan.

(e) "Director" means any person serving as a member of the Board of Directors of the Company.

(f) "Participant" means a Director who has elected to commit all or part of his or her Total Cash Compensation for service as a Director as Deferred Compensation under this Plan.

(g)  "Plan Year" shall mean each January 1 through December 31 inclusive.

(h) "Total Cash Compensation" means the cash portion of the annual retainer, the regular and special meeting fees and any fees for special services payable to Directors.

SECTION 3.     ADMINISTRATION.

(a) COMPENSATION COMMITTEE. The Compensation Committee shall have the responsibility of interpreting and construing the Plan, establishing and revising the rules and procedures governing the Plan and making such determinations as may be necessary or advisable to administer the Plan. No

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member of the Compensation Committee shall be liable for any act done or determination made in good faith.

(b)  DELEGATION.    The Compensation Committee may, in its discretion, delegate its routine administrative duties to an officer or employee of the Company, or to a committee composed of such officers or employees. The Corporate Secretary of the Company shall maintain the records and accounts of the Plan.

SECTION 4.     ELIGIBILITY.

(a)  ELIGIBLE DIRECTORS. All Directors are eligible to participate in the Plan.

(b)  AMOUNTS WHICH MAY BE DEFERRED.     A Director may commit to the Plan all or
part of his or her Total Cash Compensation that would otherwise be paid to the Director for a Plan Year by filing a written deferral election form with the Corporate Secretary of the Company prior to the first day of the Plan Year.

(c) DEFERRALS BY A MEMBER-ELECT. A member-elect of the Board of Directors, for his or her first partial or full Plan Year, may file such written deferral election form on or before 30 days following the beginning of his or her term on the Board of Directors.

(d) DEFERRAL ELECTION FORM. Participants shall designate on their written deferral election form whether they elect to have their Total Cash Compensation deferred in accordance with the Book Value Deferral Option as set forth in
Section 5 herein, the Fixed Rate of Interest Deferral Option as set forth in
Section 6 herein or a combination thereof.

(e) BENEFICIARY DESIGNATION. Participants shall designate one or more beneficiaries on the written deferral election form. Such designation may be revoked or modified at any time by designating a new beneficiary on the written deferral election form. A Participant's beneficiary designation shall be deemed automatically revoked in the event all designated beneficiaries predecease such Participant or, if the sole beneficiary is such Participant's spouse, in the event of dissolution of marriage. In such event, or in the event a Participant does not designate a beneficiary, the benefits hereunder shall be paid to such Participant's estate.



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SECTION 5.     BOOK VALUE DEFERRAL OPTION.

(a) DEFERRED COMPENSATION UNITS. The Book Value Deferral Option credits Deferred Compensation Units ("Units") to a Participant's account which are determined by dividing the cash amount of Deferred Compensation by the Book Value of the Common Stock at the end of the previous calendar year, adjusted in accordance with paragraph (e) of this Section 5. Each Participant's account shall be credited with amounts equal to dividends paid in cash from time to time on the Common Stock. "Book Value" of Common Stock shall be the total Common Stock equity on a consolidated basis divided by total shares outstanding, as shown in the applicable annual report certified by the independent certified public accountants retained as auditors of the Company.

(b)  SPECIAL LEDGER.     The Company shall keep an appropriate record,
hereinafter called the Special Ledger, of (i) the amount of Total Cash Compensation deferred by a Participant for a particular Plan Year under the Book Value Deferral Option, (ii) the number of Units credited under paragraph (c) of this Section 5, and (iii) the amount of dividends and Units credited with respect thereto under paragraph (d) of this Section 5.

(c)  CREDIT OF UNITS TO ACCOUNT.   The number of Units to be credited to a
Participant's account at any time shall be determined by dividing the cash amount of Deferred Compensation by the Book Value of the Common Stock at the end of the previous calendar year, adjusted in accordance with Section 5(e) of this Plan, with fractional Units permitted.

(d)  CREDIT FOR DIVIDENDS.    The Company shall credit to each Participant's
account in the Special Ledger amounts equal to dividends paid in cash from time to time on the account, so that the amount of each such credit will be the equivalent of the dividends which the Participant would have received had the Participant been the owner of the number of shares of Common Stock equal to the number of Units in the Participant's account. Such amounts credited to each Participant's account shall be converted into additional Units in the manner provided in paragraph (c) of this Section 5, and thereafter such additional Units shall be included in the base for determining future credits.

(e)  ADJUSTMENT IN NUMBER OF UNITS.     In the event of any stock dividend on
the Common Stock or any stock split, reverse stock split or combination of shares of Common Stock, appropriate adjustment shall be made in the number of Units credited to the account of each Participant in the Special Ledger.

(f)  TERMINATION OF SERVICES DURING PLAN YEAR.    In the event of termination of
services during a Plan Year for any reason, a reduction in the Units credited



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to the account of a Participant for such Plan Year shall be made, if necessary, such that the sum of the dollar amount of Deferred Compensation of the Participant for such Plan Year plus the amount of Total Cash Compensation paid to the Participant for the period of actual directorship during such Plan Year is equal to the amount of Total Cash Compensation that would have been paid to the Participant for such partial Plan Year had no election been made to defer any of the Total Cash Compensation for such Plan Year.

SECTION 6.     FIXED RATE OF INTEREST DEFERRAL OPTION.

(a)  INTEREST EARNED.    Under the Fixed Rate of Interest Deferral Option, the
amount of Total Cash Compensation deferred for the current Plan Year and Deferred Compensation credited to a Participant's account (including earnings thereon credited to the Participant's account) from previous Plan Years and for which this deferral option is selected will earn a fixed rate of interest ("Fixed Rate of Interest"). Interest shall be credited to a Participant's account on each March 31, June 30, September 30 and December 31. The Fixed Rate of Interest shall be established by the Compensation Committee prior to the beginning of each Plan Year and each Director shall be notified of such Fixed Rate of Interest prior to making a deferral election.

(b)  SPECIAL LEDGER.     The Company shall keep on the Special Ledger (i) the
amount of Total Cash Compensation deferred by a Participant for each Plan Year under the Fixed Rate of Interest Deferral Option and (ii) the amount of interest credited to the Participant's account as earnings on such Deferred Compensation for each Plan Year.

(c)  TERMINATION OF SERVICES DURING PLAN YEAR.    In the event of termination of
services during a Plan Year for any reason, interest will continue to be credited to the account of a Participant at the Fixed Rate of Interest for the remainder of the Plan Year during which the termination of services occurs and thereafter at the Fixed Rate of Interest established for each succeeding Play Year until such time as payments commence in accordance with Section 7 hereof.

SECTION 7.     PAYMENT.

(a) CONDITIONS ON RIGHT TO RECEIVE PAYMENT. A Participant shall not be entitled to payment of any Deferred Compensation until the time elected by the Participant as set forth on the written deferral election form filed with the Corporate Secretary of the Company, or until his or her death or permanent disability, whichever occurs first. The election shall state the date that payments shall commence and the period over which payments shall be made.



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The Participant may elect to receive Deferred Compensation and accumulated earnings thereon either in a lump sum payment or in annual installments. Once an election is filed, it shall not be changed except by approval of the Board of Directors of the Company.

(b)  FORM AND TIMING OF PAYMENT.   (i)(A)    Under the Book Value Deferral
Option, the value of Units at the time of payout shall be based on the higher of
(w) the closing market price of Common Stock on the last trading date of the preceding Plan Year on the New York Stock Exchange, (x) the average of the daily closing market price for the Common Stock for the twelve month period ending on the date of termination of services as a Director by a Participant, (y) the closing market price of the Common Stock on the last trading date immediately preceding the date of payment or (z) the Book Value of Common Stock as of the most recent December 31 prior to date of payment. The Participant (or beneficiary in the event of death prior to any payout to the Participant) shall make a selection between the foregoing methods of valuation prior to the time for payment of a lump sum or prior to the first payment in the case of annual installments. Such selection cannot be changed with respect to any subsequent payments in the case of annual installments. The per Unit value as selected by the Participant shall be referred to as the "Payout Value."

     (B) Under the Fixed Rate of Interest Deferral Option, the value of a Participant's account shall be the aggregate amount of Deferred Compensation for each Plan Year for which the Participant has elected to defer under the Fixed Rate of Interest Deferral Option plus the aggregate amount of interest earned thereon at the applicable Fixed Rate of Interest as established by the Compensation Committee from year to year.

     (ii) If annual installments are selected, each annual installment shall be not less that an amount equal to the value of the account at the beginning of the Plan Year in which distribution is to be made divided by the life expectancy of the Participant at the beginning of such Plan Year (or the joint life expectancy of the Participant and spouse if the Participant is married). Each annual installment payment shall be made within fifteen (15) days following the first day of each Plan Year.

     (iii)(A) In the case of a Book Value Deferral Option, if an election is made to receive annual installments, then Units remaining in the account at any time shall continue to be credited with dividends (which shall purchase additional Units), until full payment has been made with respect to all Units. Units shall continue to fluctuate in value based on the Payout Value until full payment has been made with respect to the Units. In the alternative, instead of having the account fluctuate in value, a Participant may elect to have the



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value of his or her account fixed as of the December 31 prior to the first payment, based on the selection of Payout Value under paragraph (b)(i)(A) of this Section 7. If such an election is made, the account shall be credited each December 31 with interest at the then current Fixed Rate of Interest.

     (B) In the case of a Fixed Rate of Interest Deferral Option, if an election is made to receive annual installments, then the aggregate amount of Deferred Compensation plus interest earned thereon remaining in the account at any time shall continue to be credited each December 31 with interest at the then current Fixed Rate of Interest, until full payment has been made.

     (iv) If an election is made to receive a lump sum payment, payment shall be made within fifteen (15) days following the first day of the Plan Year in which payment is to be made, and the amount of the lump sum payment shall be equal to the value of the account as of December 31 of the preceding Plan Year (in the case of a Book Value Deferral Option, the value of the account shall be based on the Payout Value selected under paragraph (b)(i)(A) of this Section 7).

     (v) Payment of a lump sum amount or any annual installment shall be made in cash.

     (vi) In the event of the death of a Participant occurring either before the commencement of payment or before the full balance of the Participant's account has been paid, the unpaid balance of Deferred Compensation shall be paid in a lump sum to the Participant's designated beneficiary or estate. Payment shall be made within thirty (30) days following the date of death. In the case of a Book Value Deferral Option, dividends to which owners of Common Stock would be entitled through date of death shall be credited to the account. The value of Units shall be based on the closing market price of Common Stock on the date of death (or on the preceding business day if date of death is not business day) or as otherwise selected by the beneficiary in accordance with paragraph
(b)(i)(A) of this Section 7.

SECTION 8.     GENERAL PROVISIONS.

(a) UNFUNDED PLAN. (i) This Plan is intended to be an unfunded plan maintained primarily to provide benefits to a "select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and as amended from time to time or any successor thereto, and, therefore, is further intended to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Compensation Committee may terminate



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the Plan for any or all Participants in order to achieve and maintain this intended result, provided that previously accrued benefits hereunder shall not be reduced or otherwise adversely affected without the written consent of the affected Participants.

     (ii) The obligations hereunder shall at all times be unsecured and payments with respect to any benefits hereunder shall be paid out of the general operating revenue of the Company. A trust may be established to provide for the payment of benefits to Participants hereunder as long as the assets of such trust are subject to the claims of general creditors of the Company with respect to the deferrals (and earnings thereon, if applicable).

(b)  WITHHOLDING.   The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state and local tax withholding requirements, or to deduct from any or all payments made pursuant to the Plan amounts sufficient to satisfy such withholding tax requirements.

(c) COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

(d)  NON-ALIENATION OF BENEFITS.   No right or benefit under this Plan shall be
subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or claims of the person entitled to such benefit. If any Participant or designated beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Compensation Committee, cease, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or the designated beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Compensation Committee may deem proper.

(e)  SUCCESSORS.    All obligations of the Company under the Plan shall be
binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger or reorganization involving the Company or the purchase or other acquisition, of all or substantially all of the business or assets of the Company.



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(f)  AMENDMENT OR TERMINATION OF PLAN.  (i)  The Board of Directors reserves the right at any time and from time to time to amend, suspend or terminate the Plan without the consent of any Participant or other person claiming a right under the Plan.

     (ii) Any amendment or termination of this Plan shall not adversely affect the rights of Participants or designated beneficiaries to payments of amounts credited to Participants in the Special Ledger pursuant to the Book Value Deferral Option or the Fixed Rate of Interest Deferral Option at the time of such amendment or termination.

(g) SEPARABILITY. If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

(h) CONSTRUCTION. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Iowa.

(i) TITLES. The titles of the Articles and Sections herein are included for convenience of reference only and shall not be construed as part of this Plan, or have any effect upon the meaning of the provisions hereof.

(j) IMPOSSIBILITY OF ACTION. In case it becomes impossible for the Company to perform any act under this Plan, that act shall be preformed which in the judgment of the Company will most nearly carry out the intent and purposes of this Plan. All parties concerned shall be bound by any such acts performed under such conditions.

(k) AUTHORIZED OFFICERS. Whenever the Company under the terms of the Plan is permitted and required to perform any act or matter or thing, it shall be done and performed by a duly authorized officer of the Company.

SECTION 9.     EFFECTIVE DATE.

This Plan shall become effective as of July 1, 1995.


MEC-3a
09/18/95

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                           MIDAMERICAN ENERGY COMPANY

                           DEFERRED COMPENSATION PLAN

                               BOARD OF DIRECTORS

                           1995 DEFERRAL ELECTION FORM

A. DEFERRAL ELECTION. With respect to cash compensation for service as a director of MidAmerican Energy Company for the Plan Year commencing July 1, 1995 and ending on December 31, 1995, I hereby elect to defer:

     ALL_____or $_______(Multiples of $1,000)

B.   DEFERRAL OPTION.    I further elect the following deferral option(s):

     Book Value Deferral Option: _____ ($ or %)

     Fixed Rate of Interest Deferral Option: _____ ($ or %)

C.   TIME OF PAYMENT.    I further elect to defer such compensation until (check
     one):

_____ The first day of the Plan Year following my termination as a member of the Board of Directors of MidAmerican Energy Company.

_____     The first day of the Plan Year following my 65th birthday.

_____ Such time as I am not subject to a loss of social security benefits under Section 203(f) of the Social Security Act as a result of earnings in excess of the amount specified in Section 203(f) of the Social Security Act.

_____     Other_________________________________________________________________

D.   PAYMENT ELECTION.   Deferred compensation shall be paid to me (check one):

_____     In a lump sum payment.

_____ In substantially equal annual installments over a period of _____ years.

E. BENEFICIARY DESIGNATION. I hereby designate __________________ to receive all payments specified above payable after my death. I hereby reserve the power to make future changes of beneficiary.


_____________________________                    _______________________________
          Date                                                Signature

MEC-14